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                                                             Exhibit 99.B (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Shareholders
ING Series Fund, Inc.:


We consent to the use of our reports dated May 20, 2005 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

                                   /s/KPMG LLP


Boston, Massachusetts
July 20, 2005